UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NOBLE ROMAN’S, INC.
(Name of Registrant as Specified in Its Charter)

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On August 19, 2024, Noble Roman’s, Inc. issued the following press release:

NEWS BULLETIN

RE: NOBLE ROMAN'S, INC.

6612 E. 75th Street, Suite 450

Indianapolis, IN 46250

FOR ADDITIONAL INFORMATION, CONTACT:

For Media Information: Scott Mobley, President & CEO (smobley@nobleromans.com)

For Investor Relations: Paul Mobley, Executive Chairman (pmobley@nobleromans.com)

Mike Cole, Investor Relations: 949-444-1341 (mike.cole@armaadvisoryservices.com)

Noble Roman’s Invites Participation at its Annual Shareholder Meeting on August 27th;

Provides Facts to Clarify Mischaracterizations Circulated by Third Party

(Indianapolis, Indiana) – August 19, 2024 - Noble Roman's, Inc. (OTCQB: NROM) (“Noble Roman’s” or the “Company”), the Indianapolis based franchisor and operator of Noble Roman’s Pizza and Noble Roman’s Craft Pizza & Pub, today encouraged all Noble Roman’s shareholders to attend its Annual Shareholder Meeting on August 27, 2024, and provided facts to correct the illegal, misleading statements BT Brands, Inc (“BTB”) recently published about the Company.

Paul Mobley, Executive Chairman of Noble Roman’s, Inc., said, “On behalf of Noble Roman’s Board of Directors, senior management, and dedicated employees, we hope to see all of our shareholders at our Annual Shareholder Meeting on August 27th starting at 10:30 AM here in Indianapolis.  Please remember to get your proxy turned in ahead of the meeting date and make sure your shares are voted for the nominees unanimously endorsed by the Company’s Board of Directors.”

For many years, Noble Roman’s by-laws, prominently available to anyone (and in BTB’s possession), have set forth customary procedures shareholders must follow to properly bring business before a shareholder meeting, in order to enable the Company to hold orderly meetings. Incredibly, BTB has admitted that for the second year in a row it failed to comply with the rules and again demands that the Company waive the requirements and allow its nominations anyway. And BTB has accompanied those ill-advised and damaging efforts with a number of public statements that are incorrect, slanderous and false as to both the relevant facts and the law.

The Company believes it is important to provide our shareholders the following corrections and clarifications to the many mischaracterizations recently circulated by BTB:

•	BTB failed to comply with the requirements of the Company’s by-laws and federal securities laws in purporting to advance certain nominees for election to the Company’s Board of Directors. BTB is subject to the same publicly available procedural requirements as all shareholders. Last year, BTB falsely represented its Noble Roman’s stock ownership to the Company; this year they failed to provide the necessary information and undertakings.

•	Shareholders may recall that last year BTB sued the Company in Federal Court in Indiana. The Court denied BTB’s motion for a temporary restraining order and preliminary injunction, stating BTB’s claims did not have a likelihood of success. After that, BTB voluntarily withdrew its lawsuit.

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•	With respect to this year’s annual meeting, Noble Roman’s provided BTB detailed communications on June 17, 2024, and August 14, 2024, respectively, outlining its failure to satisfy the legal requirements.

•	In its public statements, BTB attempts to excuse its manipulative tactics by claiming (1) they were entitled to certain notices from the Company because the Company did not hold an Annual Meeting of its Shareholders last year and (2) because the Company did not provide BTB a questionnaire that the Company may require under its by-laws. These excuses are simply wrong.

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Noble Roman’s duly called and held its 2023 Annual Meeting of Shareholders on August 10, 2023. While a quorum was not present at the meeting because BTB refused to represent the shares held by shareholders from whom it claims it had solicited proxies to vote shares, the meeting was validly held. BTB has no legal basis for its position to the contrary.

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The Company’s by-laws provide that in addition to the information a nominating shareholder is required to provide by the by-laws and the federal securities laws, the Company may require the nominee to complete and provide a questionnaire. BTB admits it did not provide the required information for nomination, so the issue of a questionnaire never became relevant.

•	BTB illegally issued its recent open letter to Noble Roman’s shareholders. The SEC’s proxy rules prohibit beneficial owners from relying on the exemption from heightened oversight from the SEC staff claimed by BTB. That regulatory relief is not available to a beneficial owner like BTB, who has disclosed an intention to engage in an election contest or reserves the right to pursue a change of control transaction. BTB’s Schedule 13D further evidences its non-compliance with the SEC’s proxy regulatory framework which provides important protections for Noble Roman’s shareholders from abusive tactics like those BTB is engaged in.

•	Year-to-date, the trading price of BTB’s stock has declined over 47% reflecting continuing operating losses and cash burn at their restaurants and for overhead, while Noble Roman’s stock price has gained 54% reflecting successful execution of its business strategy. In their recent SEC reporting, BTB showed a net loss from operations in their latest six-month reporting period of ($819,372) compared to a loss for the same six-month period in 2023 of ($330,306).

The statements contained in this press release concerning the company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company’s management.  The company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment, including, but not limited to the continuing after-effects of the COVID-19 pandemic, the ability of franchisees to timely prepare their units for scheduled openings, the company’s ability to maintain adequate staff for new openings, competitive factors and pricing and cost pressures, non-renewal of franchise agreements or the openings contemplated by the development agreement not occurring, shifts in market demand, the success of franchise programs, including the Noble Roman’s Craft Pizza & Pub format,  general economic conditions, changes in demand for the company’s products or franchises, the company’s ability to service its loans, the impact of franchise regulation, the success or failure of individual franchisees and inflation, other changes in prices or supplies of food ingredients and labor and, as well as the factors discussed under “Risk Factors” contained in this company’s Annual Report on Form 10-K for the year ended December 31, 2023.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.   If activist stockholder activities ensue, the company’s business could be adversely impacted.

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